UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 26, 2017
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On October 26, 2017, FirstCash, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine month periods ended September 30, 2017, the Board of Directors’ declaration of a fourth quarter cash dividend of $0.20 per common share and the announcement of an additional $100 million share repurchase authorization (the “Earnings Release”). The Earnings Release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 2.02.

The information provided in this Item 2.02, including the Earnings Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 8.01 Other Events.

New Share Repurchase Authorization

The Company has announced that its Board of Directors (the “Board”) approved a new share repurchase program on October 24, 2017 authorizing the Company to repurchase up to $100 million of its common stock (“New Authorization”). The New Authorization will become effective following the completion of the current share repurchase authorization, which the Company expects to complete later this year or early in 2018, subject to expected liquidity, debt covenant restrictions and other relevant factors. The Board made this determination after considering the Company's liquidity needs and capital resources as well as the estimated current value of the Company's assets.

Under the New Authorization, the Company may purchase common stock in open market transactions, block or privately negotiated transactions, and may from time to time purchase shares pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act or by any combination of such methods. The number of shares to be purchased and the timing of the purchases are based on a variety of factors, including, but not limited to, the level of cash balances, credit availability, debt covenant restrictions, general business conditions, regulatory requirements, the market price of the Company's stock and the availability of alternative investment opportunities. No time limit was set for completion of repurchases under the New Authorization and the program may be suspended or discontinued at any time.

Lead Independent Director

On October 24, 2017, the Board established the position of Lead Independent Director and appointed Mr. Mikel Faulkner to serve as Lead Independent Director. Mr. Faulkner has served on the Board as an independent director since 2009 and is the current Chair of the Nominating and Governance Committee and a member of the Compensation Committee. The Company also amended the Company’s Corporate Governance Guidelines to provide for a Lead Independent Director role.

The creation of the Lead Independent Director role and Mr. Faulkner’s appointment reflects the Company’s continued commitment to corporate governance best practices. The Lead Independent Director will serve as a liaison between the independent directors and management, will chair executive sessions of the non-management and independent directors and will consult with the chairman and CEO on board agendas and meeting materials.

A copy of the Company’s amended Corporate Governance Guidelines is available on the Company’s investor relations website at ir.firstcash.com under the Governance Documents section. The information on the Company’s website is not incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release, dated October 26, 2017, announcing the Company’s financial results for the three and nine month periods ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2017	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial and Accounting Officer)

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